Exhibit 10.18

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made as of the      day of October, 2002, by and among DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C., a Delaware limited liability company (“Landlord”), and HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation (“Tenant”).

W I T N E S S E T H :

A.            Landlord and Tenant entered into a certain lease dated August 4, 2000, (the “Original Lease”) as amended by that certain First Amendment to Lease dated July 25, 2002 (the “First Amendment” and collectively with the Original Lease, the “Lease”), whereby Landlord leased to Tenant certain premises initially consisting of 139,056 Rentable Square Feet (the “Premises”) in the building located at 909 Davis Street, Evanston, Illinois (the “Building”).

B.            The actual physical configuration and Rentable Square Feet of the Premises have changed from that stated in the Original Lease.

C.            Landlord and Tenant desire to amend the Lease as set forth herein but not otherwise to reflect the aforesaid change in the physical configuration and Rentable Square Feet of the Premises and to establish the Commencement Date under the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Definitions; Incorporation of Recitals. Each capitalized term used in this Second Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein. The foregoing recitals are incorporated into this Second Amendment as if fully set forth herein.

2.    The Premises: Rentable Square Feet. Retroactive to the Commencement Date, Articles 1.B and 3.C(i) and 3.C(ii) of the Original Lease are hereby amended by (i) deleting the words “139,056 Rentable Square Feet” where they appear therein and substituting therefor the words “140,751 Rentable Square Feet”, (ii) deleting the words “137,295 Rentable Square Feet” where they appear therein and substituting therefor the words “138,817 Rentable Square Feet”, and (iii) deleting the words “1,761 Rentable Square Feet” where they appear therein and substituting therefor the words “1,934 Rentable Square Feet”. Retroactive to the Commencement Date, Exhibit A to this Second Amendment is hereby substituted for Exhibit A to the Original Lease in its entirety.

3.    Tenant’s Proportionate Share. Retroactive to the Commencement Date, the last sentence of Article 1.D of the Original Lease is hereby deleted in its entirety and the following is substituted therefor: “Tenant’s Proportionate Share shall initially be Seventy-One and 10/100 percent (71.10%).”

4.    Commencement Date. The Commencement Date as defined and used in the Lease as amended hereby is agreed to be April 1, 2002.

5.    Real Estate Broker. Landlord and Tenant each represents that, except for Mesirow Stein Real Estate, Inc. (“Broker”) and McCall & Almy, it has not dealt with any real estate broker, salesperson or finder in connection with this Second Amendment and no such person initiated or participated in the negotiation of this Second Amendment or is entitled to any fee or commission in connection herewith. Landlord and Tenant each hereby agrees to indemnify and hold the other party, its agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder retained by the indemnifying party for any fee or commission alleged to be due such broker, salesperson or finder in connection with this Second Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by the indemnifying party. Landlord agrees to pay any fee or commission that may be due to Broker in connection with this Second Amendment.

6.    Binding Effect; Conflict. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. This Second Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Second Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation		DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C., a Delaware limited liability company

		By:	Mesirow Stein Development Services, Inc.,
By:	/s/ Paul D. Weaver		an Illinois corporation, Its Member
Its:	General Counsel
			By:	/s/ Michael Szkatulski
				Name:	Michael Szkatulski
				Its:	Managing Director